Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Fidelity National Information Services, Inc.

(Exact name of obligor as specified in its charter)

Georgia	37-1490331
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

AdminiSource Communications, Inc.	Texas	16-1744317

Advanced Financial Solutions, Inc.	Oklahoma	73-1406986

Analytic Research Technologies, Inc.	Minnesota	41-1937887

Asset Exchange, Inc.	Delaware	93-1265708

ATM Management Services, Inc.	Minnesota	41-1923485

Aurum Technology, LLC	Delaware	06-1150826

BenSoft, Incorporated	California	33-0664946

Card Brazil Holdings, Inc.	Georgia	58-2607385

Certegy Check Services, Inc.	Delaware	95-3582355

Certegy Transaction Services, Inc.	Georgia	02-0594307

Chex Systems, Inc.	Minnesota	26-2926513

City Practitioners Inc.	Delaware	42-1647577

ClearCommerce Corporation	Delaware	41-1897932

Complete Payment Recovery Services, Inc.	Georgia	58-2595258

Delmarva Bank Data Processing Center, LLC	Delaware	38-3700278

Deposit Payment Protection Services, Inc.	Delaware	91-1129953

EFD Asia, Inc.	Minnesota	41-1887499

eFunds Corporation	Delaware	39-1506286

eFunds Global Holdings Corporation	Minnesota	41-1936361

eFunds IT Solutions Group, Inc.	Delaware	41-1877535

Endpoint Exchange LLC	Oklahoma	73-1406986

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Fidelity Information Services International Holdings, Inc.	Delaware	71-0793217

Fidelity Information Services International, Ltd.	Delaware	71-0775319

Fidelity Information Services, LLC	Arkansas	71-0405375

Fidelity International Resource Management, Inc.	Delaware	71-0708817

Fidelity National Asia Pacific Holdings, LLC	Georgia	58-2119523

Fidelity National Card Services, Inc.	Florida	59-1521546

Fidelity National E-Banking Services, Inc.	Georgia	58-1921188

Fidelity National First Bankcard Systems, Inc.	Georgia	58-1686198

Fidelity National Global Card Services, Inc.	Florida	58-2652375

Fidelity National Information Services, LLC	Delaware	37-1490331

Fidelity National Payment Services, Inc.	Delaware	95-2135728

Fidelity Outsourcing Services, Inc.	Delaware	23-2994297

FIRM I, LLC	Delaware	41-1936361

FIRM II, LLC	Delaware	41-1936361

FIS Capital Leasing, Inc.	Delaware	16-1770554

FIS Healthcare Holdings, LLC	Delaware	90-0808825

FIS Management Services, LLC	Delaware	43-2054614

FIS Output Solutions, LLC	Georgia	58-2653381

FIS Solutions, LLC	Delaware	61-1637431

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

GHR Systems, Inc.	Pennsylvania	23-2691072

Kirchman Company LLC	Delaware	41-2156399

Kirchman Corporation	Wisconsin	38-3700278

Link2Gov Corp.	Tennessee	62-1868563

MBI Benefits, Inc.	Michigan	38-3261866

Metavante Acquisition Company II LLC	Delaware	20-4152165

Metavante Corporation	Wisconsin	39-1165550

Metavante Holdings, LLC	Delaware	37-1490331

Metavante Operations Resources Corporation	Delaware	20-4159482

Metavante Payment Services AZ Corporation	Arizona	20-8857737

Metavante Payment Services, LLC	Delaware	39-1165550

NYCE Payments Network, LLC	Delaware	39-1165550

Payment South America Holdings, Inc.	Georgia	58-2607381

Penley, Inc.	Georgia	01-0596996

Prime Associates, Inc.	Delaware	11-2633848

Sanchez Computer Associates, LLC	Delaware	71-0405375

Sanchez Software, Ltd.	Delaware	51-0286300

Second Foundation, Inc.	California	77-0454000

The Capital Markets Company	Delaware	04-3441053

TREEV LLC	Nevada	73-1406986

Valutec Card Solutions, LLC	Delaware	38-3750784

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

VECTORsgi, Inc.	Delaware	75-1866668

Vicor, Inc.	Nevada	88-0293731

WCS Administrative Services, Inc.	Florida	20-0322428

WildCard Systems, Inc.	Florida	65-0556600

601 Riverside Avenue Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip code)

5.000% Senior Notes due 2022

and Guarantees of 5.000% Senior Notes due 2022

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 30th day of May, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Christie Leppert
Name:	Christie Leppert
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2012, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		802
Interest-bearing balances		401
Securities:
Held-to-maturity securities		0
Available-for-sale securities		622,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		78,500
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		7,193
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		180,552
Other assets		123,965

Total assets		$1,870,461

LIABILITIES

Deposits:
In domestic offices		504
Noninterest-bearing	504
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		226,926
Total liabilities		227,430
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not available
Retained earnings		515,960
Accumulated other comprehensive income		4,551
Other equity capital components		0
Not available
Total bank equity capital		1,643,031
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,643,031

Total liabilities and equity capital		1,870,461

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz        )            CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors	(Trustees)
William D. Lindelof, MD	)